Exhibit 99.1

SPIRE EMPLOYEE SAVINGS PLAN

Amended and Restated Effective December 31, 2017

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ARTICLE 3 ELIGIBILITY, PARTICIPATION AND SERVICE		7
3.1	Eligibility and Participation	7
3.2	Participation Upon Reemployment	7

ARTICLE 4 CONTRIBUTIONS		8
4.1	Employer Contributions	8
4.2	Participant Elective Contributions	8
4.3	Disposition of Forfeitures	10
4.4	Rollover Amount From Other Plans	10
4.5	Roth In-Plan Conversion	11
4.6	Limitation on Elective Contributions	11
4.7	Construction	11

ARTICLE 5 ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS		11
5.1	Individual Accounts	11
5.2	Account Adjustments	11
5.3	Maximum Additions	11
5.4	Investment of Contributions	12
5.5	Spire Inc	13
5.6	Voting of Shares	13

ARTICLE 6 VESTING		14
6.1	Immediate Vesting	14

ARTICLE 7 TOP-HEAVY RULES		14
7.1	Definitions	14
7.2	Top-Heavy Effect	15

ARTICLE 8 BENEFITS		16
8.1	Distribution on Retirement or for Other Reasons	16
8.2	Time And Method Of Distribution	17
8.3	Designation of Beneficiary	22
8.4	Loans to Participants	23
8.5	Withdrawals During Active Employment	24
8.6	Rollover Distributions	26

ARTICLE 9 TRUST AGREEMENT AND TRUST FUND		27
9.1	Trust Agreement	27
9.2	Exclusive Benefit of Participants and Beneficiaries	27
9.3	Refunds to Employer	27

ARTICLE 10 FIDUCIARY RESPONSIBILITIES		28
10.1	Basic Responsibilities	28
10.2	Ineligible Persons	28
10.3	Liability	28
10.4	Prohibited Transactions	28
10.5	Indemnification	28
10.6	Insulation of Fiduciary from Liability Losses Resulting from a Participant’s Exercise of Control	28

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ARTICLE 11 ADMINISTRATION OF THE PLAN		29
11.1	Appointment of Committee	29
11.2	Meetings	29
11.3	Quorum	29
11.4	Powers, Duties and Responsibilities of the Committee	29
11.5	Expenses	30
11.6	Liability of Committee Members	30
11.7	Benefit Claims and Review Procedures	30
11.8	Reliance on Reports and Certificates	34
11.9	Committee Member’s Own Benefits	34

ARTICLE 12 AMENDMENT OR TERMINATION		34
12.1	Amendment or Termination	34
12.2	Mergers, Consolidations and Transfers	34
12.3	Discontinuance of Contributions	35
12.4	Vesting Upon Termination, Partial Termination or Discontinuance of Contributions	35
12.5	Option To Distribute Assets	35

ARTICLE 13 GENERAL PROVISIONS		35
13.1	No Guarantee of Employment	35
13.2	Payments to Minors and Incompetents	35
13.3	Non-Alienation of Benefits	35
13.4	Evidence of Survivor	36
13.5	Governing Law	36
13.6	Uniform Administration	36
13.7	Source of Payments	36
13.8	Construction	36
13.9	Military Leave Benefits	36

ARTICLE 14 SUBSIDIARIES		37
14.1	Termination of Participation by Other Employers	37
14.2	Termination Rights of Other Employers	37

ARTICLE 15 STOCK FUND		37
15.1	Establishment of ESOP	37
15.2	Payment of Dividends	37
15.3	Put Option	38
15.4	Share Legend	38
15.5	Valuation	38
15.6	No Other Puts or Calls, Etc	38
15.7	Nonterminable Rights	39
15.8	Commencement of Distributions	39
15.9	Nonallocation Provision	39
15.10	Share Purchase Loans	40
15.11	Release from Loan Suspense Account	41
15.12	Use of Loan Proceeds and Dividends	41
15.13	Allocation of Shares Released From Suspense Account	41
15.14	Separate Accounting for Multiple Loans	42

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SPIRE EMPLOYEE SAVINGS PLAN

PREAMBLE

WHEREAS, The Laclede Gas Company Salary Deferral Savings Plan was established on July 1, 1984 by Laclede Gas Company, which is now known as Spire Missouri Inc. (the “Plan”);

WHEREAS, Spire Inc. and its Affiliates sponsor various 401(k) plans for different employee populations throughout the Company;

WHEREAS, Spire Inc. and its Affiliates wish to merge all 401(k) plans sponsored by Spire Inc. or its Affiliates into the Plan effective December 31, 2017;

WHEREAS, Spire Services Inc. assumed sponsorship of the Plan effective December 31, 2017;

NOW, THEREFORE, Spire Services Inc. hereby amends and restates the Plan as set forth in this document to reflect that The Laclede Gas Company Wage Deferral Savings Plan; Missouri Natural Gas Division of Laclede Gas Company Wage Deferral Savings Plan; The Alagasco Employee Savings Plan; The Laclede Gas Company – Missouri Gas Energy Wage Deferral Savings Plan; and Mobile Gas Service Corporation Employee Savings Plan have been merged into The Laclede Gas Company Salary Deferral Savings Plan, and the Plan is renamed the “Spire Employee Savings Plan.”

ARTICLE 1

NAME AND PURPOSE OF THE PLAN

1.1 Name. This Plan is known as the Spire Employee Savings Plan and shall be referred to herein as the “Plan.”

1.2 Effective Date. Except as provided herein, the provisions of this amended and restated Plan are effective December 31, 2017.

1.3 Intent. It is the intention of the Company that this Plan and the related Trust meet the requirements of the Employee Retirement Income Security Act of 1974, qualify under Code Section 401(a) and be exempt from federal income taxation under Code Section 501(a). The Plan shall constitute a qualified cash or deferred arrangement under Code Section 401(k), and with respect to the portion of the Plan consisting of the Stock Fund, a plan that satisfies the requirement of an employee stock ownership plan, as defined in Code Section 4975(e)(7), and which is designed to invest primarily in employer securities.

1.4 Exclusive Benefit of Employees. This Plan and the Trust shall be maintained for the exclusive benefit of the Eligible Employees of the Employer. Except as provided in Section 9.3, the assets of the Trust shall never inure to the benefit of an Employer and shall be held for the exclusive purposes of providing benefits to eligible employees who are Participants in the Plan, and their beneficiaries, and defraying reasonable expenses of administering the Plan.

ARTICLE 2

DEFINITIONS

As used in the Plan, the words set forth below shall have the meanings indicated, unless the context clearly requires a different meaning. In addition to these definitions and the definitions set forth below, there are additional definitions set forth in other sections of the Plan.

2.1 415 Compensation. All wages, salaries, fees for professional services and other amounts paid by an Employer to a Participant during the Plan Year under consideration (including commissions paid to salesmen or on insurance contracts, tips, bonuses, compensation based on percentages of profits, amounts described in Code Sections 104(a)(3), 105(a) and 105(h) that are includable in the Participant’s gross income, a Participant’s moving expenses paid or reimbursed by an Employer to the extent that such amounts are not deductible under Code Section 217, the value of a nonqualified stock option granted by an Employer to a Participant to the extent that such value is includable in the Participant’s gross income in the year granted, amounts includable in a Participant’s gross income upon making a Code Section 83(b) election, amounts received under an unfunded nonqualified plan to the extent such amounts are includable in the Participant’s gross income, fringe benefits, any elective deferral (as defined in Code Section 402(g)(3)), and any amount that is contributed or deferred by an Employer at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125, 132(f)(4) or 457), whether or not such 415 Compensation is earned inside or outside the United States, and whether or not such 415 Compensation is excludable from gross income under Code Section 911 or deductible under Code Section 913 (specifically including differential wage payments as defined in Code Section 3401(h)(2), and an individual receiving differential wage payments shall be treated as an employee solely for purposes of applying the Code Section 415 limits under Section 5.3). 415 Compensation does not include:

(a) Employer contributions to a plan of deferred compensation that are not included in the Employee’s gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

(c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

415 Compensation, as determined under this Section 2.1, in excess of $275,000 (for 2018) (as adjusted for cost-of-living increases in accordance with the Code) shall be disregarded.

415 Compensation shall include payments made within 2 1⁄2 months after severance from employment (as defined in the Code Section 415 Regulations) if they relate to services performed prior to severance from employment and if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with an Employer, and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions and other similar compensation. The foregoing notwithstanding, 415 Compensation shall exclude bonuses under any incentive plan that are paid following severance from employment.

2.2 Accounts. An account established in accordance with Section 5.1 of the Plan for the purpose of recording any contributions made on behalf of a Participant and any income, expenses, gains, or losses incurred thereon. The Committee shall establish and maintain sub-accounts within a Participant’s Account as necessary to depict accurately a Participant’s interest under the Plan.

2.3 Affiliate. Any corporation or other business entity that from time to time is, along with the Company, a member of a controlled group of businesses as defined in Code Sections 414(b) and 414(c), or a member of an affiliated service group as defined in Code Section 414(m), or a member of a group defined in Code Section 414(o). A corporation or other business entity is an Affiliate only while a member of such group.

2.4 Annual Additions. The sum credited to a Participant’s Account with respect to a Plan Year for any of (a) Elective Contributions (excluding catch-up contributions made pursuant to Section 4.2(b)(v) of the Plan), (b) Employer Matching Contributions, (c) Forfeitures, and (d) qualified non-elective employer contributions. The following are not Annual Additions: (a) transfer of funds from one qualified plan to another, (b) rollover contributions to the Plan, (c) repayments of loans made to a Participant from the Plan and (d) repayments of distributions received by an Employee from the Plan.

2.5 Automatic Enrollment Date. The first day of the first payroll period coincident with or next following the date on which a newly hired Eligible Employee satisfies the requirements of Section 3.1 and becomes a Participant of this Plan and for which Elective Contributions will be withheld from his Compensation and allocated to his Account, unless, prior to such date, the Employee affirmatively elects not to participate.

2.6 Beneficiary. The person or persons designated by a Participant in accordance with the provisions of Section 8.3 to receive any death benefits payable under this Plan.

2.7 Board. The Board of Directors of the Company.

2.8 Code. The Internal Revenue Code, as amended from time to time, and the applicable regulations and other guidance of general applicability issued thereunder.

2.9 Committee. The Spire Inc. Retirement Plans Committee, as appointed pursuant to Section 11.1. The Committee shall be the Plan Administrator.

2.10 Company. Spire Services Inc., a wholly-owned subsidiary of Spire Inc., a publicly-traded C corporation organized and existing under the laws of the State of Missouri, and any Affiliate, and any successor corporation that assumes sponsorship of this Plan and agrees to be bound by the terms and provisions thereof.

2.11 Compensation. Compensation shall be recognized as of the first day of the payroll period coincident with or following the date on which an Eligible Employee’s satisfies the requirements for participation pursuant to Article 3. Compensation in excess of $275,000 (for 2018) (as adjusted for cost-of-living increases in accordance with the Code) shall be disregarded. The term Compensation refers to the Participant’s W-2 earnings, but excluding taxable fringe benefits (such as car allowances and moving expenses), excluding amounts realized in connection with the exercise of stock options, the vesting of restricted stock, the issuance of shares under restricted stock units or other receipt of shares under equity-based incentive awards or premiums for group term life insurance, and excluding any benefits (whether such benefits consist of fringe benefits, cash, tax gross-up benefits or any other benefits) that the Participant receives from the Employer under its perquisite program. Notwithstanding the foregoing, Compensation shall include any amount that is contributed by the Employer pursuant to an elective deferral and that is not includable in the gross income of the Participant under Code Section 125, 132(f), 401(k), 402(e)(3), 402(h), 403(b), 414(h)(2) or 457(b). Compensation for purposes of allocations shall be adjusted for compensation paid after a Participant’s severance from employment in the same manner as 415 Compensation pursuant to Section 2.1 hereof, including the exclusion of compensation attributable to bonuses under any incentive plan that are paid following severance from employment.

The preceding provisions of this Section 2.11 notwithstanding, and except as provided in Section 2.1 solely for purposes of applying the Code Section 415 limits, Compensation shall specifically exclude differential wage payments as defined in Code Section 3401(h)(2).

2.12 Designated Investment Alternatives. The separate investment funds established by the Committee within the Trust Fund which are described in Section 5.4 and in which all or any portion of a Participant’s Account may be invested, at the direction of the Participant in accordance with Section 5.4.

2.13 Disability. Disability means, for any Participant, any physical or mental condition that satisfies the requirements for a disability benefit under any retirement plan or long-term disability plan maintained by an Employer and covering such Participant. If the Participant is not covered under a long-term disability plan or a retirement plan providing for a disability benefit that is maintained by an Employer, the Participant will be considered disabled on the date the Committee determines the Participant, due to a physical or a mental condition, cannot perform each of the material duties of his regular occupation. The Committee may require a Participant to submit to a physical examination by a doctor of medicine approved by the Committee who may make a determination of disability by certified statement to that effect. All determinations of disability made by the Committee shall be made in a uniform, nondiscriminatory manner.

2.14 DOL. The Department of Labor.

2.15 Elective Contribution. A contribution made by an Employer on behalf, and at the election, of a Participant pursuant to the provisions of Section 4.2 hereof. Elective Contributions are always fully vested and nonforfeitable. Elective Contributions may not be made on a behalf of a Participant with respect to amounts that are not Section 415 Compensation. However, for this purpose, Section 415 Compensation is not limited to the annual compensation limit of Code Section 401(a)(17). “Elective Contributions” include Pre-Tax Elective Contributions and Roth Elective Contributions.

2.16 Eligible Employee. An Employee of an Employer, other than any of the following:

(a) an Employee who is a member of a collective bargaining unit covered by a collective bargaining agreement between employee representatives and an Employer with respect to which retirement benefits were the subject of good faith bargaining that does not provide for participation in the Plan:

(b) an Employee who is classified by an Employer as a participant in any intern program or summer college program sponsored by an Employer;

(c) an Employee who is classified by an Employer as outside security or compensated on the security personnel payroll;

(d) a Leased Employee; or

(e) a non-employee contract worker.

In the event it should ultimately be determined that an individual who was not treated as a common law employee of an Employer on the payroll records of the Employer should have been so treated, such individual shall not be treated as an Eligible Employee during the period of time that he was incorrectly treated as other than a common law employee.

2.17 Employee. Any individual who is a common law employee of the Company or an Affiliate. Any Leased Employee shall also be treated as an Employee.

The term “Leased Employee” means any individual other than a common-law employee, who pursuant to an agreement between the Company or an Affiliate and any other person, has performed services for the Company or an Affiliate on a substantially full-time basis for a period of at least one (1) year and such services are performed under the primary direction or control of the Company or an Affiliate. An individual covered by a money purchase pension plan providing a non-integrated employer contribution of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting, as defined in Code Section 414(n)(5) shall not be treated as a Leased Employee, provided that Leased Employees (determined without regard to this sentence) do not constitute more than twenty percent (20%) of the recipient’s non-highly compensated work force. Leased Employees are not eligible to participate in the Plan. An individual who is a Leased Employee (determined without regard to the ninety (90) day period of eligibility service) shall be deemed to be an Employee for purposes of eligibility to participate beginning at the time the individual first begins performing services for the Company or an Affiliate. For example, if an individual works for a period of time as a Leased Employee and then is hired as a common-law employee, hours and service performed as a Leased Employee will count for eligibility and vesting.

In the event that an individual who was not classified as a common-law employee is legally reclassified as a common-law employee of an Employer, such individual shall only first be considered to be an Employee at the time of such reclassification, or, if later, at the time that such individual is initially treated as a common-law employee on the payroll records of the Company. In the event that a Leased Employee is hired as a common-law employee, such individual shall only first be considered to be an Employee who is eligible to participate in the Plan at the time of such reclassification, or, if later, at the time that such individual is initially treated as a common-law employee on the payroll records of the Employer.

2.18 Employer. The Company and any other Affiliate that adopts the Plan with the consent of the Company. An affiliate will be deemed to have adopted the Plan by making contributions to the Plan. An Affiliate that adopts the Plan thereby consents to all future amendments to the Plan by the Company, agrees to make contributions to the Plan for its Eligible Employees in accordance with the terms of the Plan and agrees to all interpretations and actions of the Committee. Each such entity shall be referred to as an Employer, and all of such entities, as constituted at the applicable time, shall be referred to collectively as the Employers.

2.19 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations and other guidance of general applicability issued thereunder.

2.20 Forfeiture. The portion of a Participant’s Account that is forfeited prior to being fully vested. If “qualifying employer securities” as defined in Code Section 409(l) have been allocated to a Participant’s Account, such qualifying employer securities must be forfeited only after other assets held in the Participant’s Account.

2.21 Highly Compensated Participant. Any Participant or former Participant who is a highly compensated employee as defined in Code Section 414(q). Generally, any Participant or former Participant is considered a Highly Compensated Participant if such Participant or former Participant:

(a) During the Plan Year or the preceding Plan Year, was at any time a “five percent owner,” as defined in Code Section 416(i)(1)(B)(i); or

(b) For the preceding Plan Year, received 415 Compensation from the Employer in excess of $120,000 (for 2018) (as adjusted in accordance with the Code). In determining whether an individual has 415 Compensation of more than $120,000 (for 2018) (or the adjusted amount), 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c) and (m) shall be taken into account.

2.22 Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions, and expenses paid from the Trust Fund.

2.23 IRA. An individual retirement account, as defined in Code Section 408(a).

2.24 Matching Contributions. The contributions made on behalf of the Participants by an Employer pursuant to the provisions of Section 4.1 hereof.

2.25 Merged Plans. The Laclede Gas Company Wage Deferral Savings Plan; Missouri Natural Gas Division of Laclede Gas Company Wage Deferral Savings Plan; The Alagasco Employee Savings Plan; The Laclede Gas Company – Missouri Gas Energy Wage Deferral Savings Plan; and Mobile Gas Service Corporation Employee Savings Plan, each of which was merged into this Plan effective December 31, 2017.

2.26 Normal Retirement Age. The Normal Retirement Age under the Plan shall be age 65.

2.27 Participant. An Eligible Employee who is a Participant in the Plan pursuant to Article 3 and any Participant whose employment with all Employers has terminated, but who has a vested Account balance under the Plan which has not been paid in full.

2.28 Plan. The Spire Employee Savings Plan, the terms and conditions of which are set forth herein, including any amendments hereto. This Plan was previously known as The Laclede Gas Company Salary Deferral Savings Plan.

2.29 Plan Year. The 12-month period commencing January 1 and ending December 31. The Plan Year shall also be the Plan’s limitation year.

2.30 Pre-Tax Elective Contributions. A Participant’s Elective Contributions that are not includible in the Participant’s gross income at the time deferred and have been designated as Pre-Tax Elective Contributions by the Participant in his or her deferral election. A Participant’s Pre-Tax Elective Contributions will be separately accounted for, as will gains and losses attributable to those Pre-Tax Elective Contributions.

2.31 Roth Elective Contributions. A Participant’s Elective Contributions that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Contributions by the Participant in his or her deferral election. A Participant’s Roth Elective Contributions will be separately accounted for, as will gains and losses attributable to those Roth Elective Contributions, in the Participant’s Account. However, forfeitures may not be allocated to such account. The Plan must also maintain a record of a Participant’s investment in the Plan (i.e., designated Roth contributions that have not been distributed). Roth Elective Contributions are not considered employee contributions for Plan purposes.

2.32 Share. A share of common stock of Spire Inc. that is readily tradable on an established securities market.

2.33 Stock Fund. The separate portion of the Trust Fund which is to be invested in accordance with Section 5.5 of this Plan.

2.34 Trust (or Trust Fund). The trust fund established and maintained under the Plan, to which all contributions are paid and from which all benefits are disbursed as provided for herein.

2.35 Trust Agreement. The Trust instrument executed between the Company and the Trustee named in the Trust instrument created pursuant to Article 9 for the maintenance and investment of the Trust, which Trust Agreement forms a part of the Plan.

2.36 Trustee. The bank, organization, individual or individuals designated by the Company to act at any time as Trustee under the Trust Agreement.

2.37 Valuation Dates. Each day of the calendar year, as of which the assets of the Trust Fund are valued. In the case of a transaction between the Plan and a disqualified person, the Valuation Date is the transaction date.

ARTICLE 3

ELIGIBILITY, PARTICIPATION AND SERVICE

3.1 Eligibility and Participation. Each Eligible Employee who was a Participant in the Plan or a Merged Plan on December 31, 2017 shall continue to be eligible to participate in the Plan. Each newly hired Eligible Employee shall be eligible to participate in the Plan on the first day of the first payroll period following or coincident with the date the Eligible Employee completes 90 consecutive days of service commencing on his employment date with an Employer.

3.2 Participation Upon Reemployment.

(a) Rehired Participants Immediately Re-enter. Each Eligible Employee who had been eligible to participate or had been a Participant prior to termination of employment shall be eligible to participate in the Plan immediately upon his reemployment, unless the Employee is not an Eligible Employee when reemployed.

(b) Rehired Eligible Employees who were not Participants. If an Eligible Employee severs from service with an Employer as a result of quit, discharge or retirement before becoming eligible to participate in the Plan under Section 3.1 and then returns to service with an Employer as an Eligible Employee within 12 months of the date of the Eligible Employee’s quit, discharge, or retirement, such an Eligible Employee shall be immediately eligible to participate in the Plan upon his reemployment. If an Eligible Employee who is not eligible to participate in the Plan under Section 3.1 severs from service with an Employer as a result of quit, discharge or retirement after the date on which the Eligible Employee begins an absence from service for any other reason (e.g., layoff) and is reemployed as an Eligible Employee within 12 months of the date on which the Eligible Employee’s absence from service began, then such Eligible Employee shall be immediately eligible to participate in the Plan upon his reemployment. An Eligible Employee who severs from service with an Employer before becoming eligible to participate in the Plan and who, under this Section 3.2(b), is not immediately eligible to participate in the Plan upon his reemployment shall be treated as a newly hired Eligible Employee upon his reemployment.

ARTICLE 4

CONTRIBUTIONS

4.1 Employer Contributions.

(a) Elective Contributions. For each Plan Year, an Employer shall contribute to the Plan an amount equal to the sum of the amounts elected to be deferred by the Employer’s Eligible Employees who are Participants for such Plan Year under Section 4.2. Elective Contributions for a given Plan Year shall be deposited in the Trust Fund as soon as possible following the date the Elective Contribution would otherwise have been payable to the Participant in cash. Elective Contributions made pursuant to automatic enrollment procedures, as described in Section 4.2, shall be treated, for all other purposes, as Elective Contributions made pursuant to a deferral election under the Plan.

(b) Employer Matching Contributions. Each payroll period, an Employer shall make a Matching Contribution for each Participant equal to the lesser of:

(i) the entire amount of Elective Contributions (including catch-up contributions, if any) of such Participant for such payroll period; or

(ii) five percent (5%) of the Compensation of such Participant for such payroll period.

(c) Contributions and Profits. Contributions of an Employer need not be made from current or accumulated profits. In no event, however, shall the Employer contributions for any Plan Year exceed the amount deductible for such Plan Year for income tax purposes as a contribution to the Trust under the applicable provisions of the Code.

(d) Qualified Non-Elective Employer Contributions. An Employer may, in connection with certain Plan corrections, make qualified non-elective employer contributions to the Accounts of eligible Participants. These contributions shall be fully vested and non-forfeitable when made.

4.2 Participant Elective Contributions.

(a) Regular Contributions.

(i) General Rule. Each Participant may elect, in the manner and at the time designated by and acceptable to the Employer and the Committee, the portion of his Compensation (not to exceed the maximum dollar amount or percentage specified by the Committee) and type (either Pre-Tax Elective Contributions, Roth Elective Contributions, or a combination thereof) to be withheld or otherwise contributed on his behalf to the Plan. A Participant’s election (or modification of a previous election) may not be made with respect to Compensation which is currently available on or before the date the Participant makes the election.

(ii) Automatic Enrollment. A newly hired Eligible Employee shall be automatically enrolled as a Participant after satisfying the eligibility requirements of Section 3.1. The newly hired Eligible Employee will be (A) notified in advance of his Automatic Enrollment Date of the automatic five percent (5%) Elective Contribution and (B) given a reasonable amount of time, prior to such Elective Contribution is first made, to select his investment fund(s), change the amount of his Elective Contribution or decline to participate. Such Elective Contributions made through automatic enrollment shall be Pre-Tax Elective Contributions unless the Participant affirmatively elects for such deferrals to be Roth Elective Contributions, or both Pre-Tax Elective Contributions and Roth Elective Contributions (if both, the specified percentage for each). An automatically-enrolled Participant who does not select his investment fund(s) shall be invested in the Plan’s qualified default investment alternative.

(iii) Optional Automatic Increase. Each Participant shall have the option of electing an automatic increase in his Elective Contributions each year, at a time selected by the Participant. The automatic increase will be made in one percent (1%) increments, with a minimum increase of one percent (1%) and a maximum increase of ten percent (10%). Such increases to the Participant’s Elective Contributions will be applied to the Participant’s Compensation and shall remain in effect until the Participant changes the election, or the limitations as provided in Section 4.2(b) are reached.

(b) Terms Governing Elective Contributions. Elective Contributions shall be governed by the following terms:

(i) All Elective Contributions shall be expressed as a percentage of Compensation, but not exceeding seventy-five percent (75%) of the Participant’s rate of Compensation determined prior to such deferral; provided, however, that the aggregate amount of all such Elective Contributions for each individual Participant (during the Participant’s taxable year) shall not exceed the limitation on deferrals under Code Section 402(g) (as such limitation is, or may be, adjusted or increased by Code Section 415(d) or any other provision of the Code) for an individual’s taxable year. The Committee may permit Participants to make a separate Elective Contribution deferral that will apply to any bonus payment paid by the Company under any incentive plan.

(ii) In the event that the dollar limitation provided for in paragraph (i) of this Section 4.2(b) is exceeded, the Committee shall direct the Trustee to distribute such excess amount and any income allocable to such amount (such income to be calculated through the end of the Plan Year for which the dollar limitation is exceeded) to the Participant not later than the first April 15 following the close of the Participant’s taxable year. The Participant may designate the extent to which the excess amount is composed of Pre-Tax Elective Contributions and Roth Elective Contributions, but only to the extent such types of deferrals are made for the taxable year. If the Participant does not designate which type of elective deferral is to be distributed, the Plan will first distribute Roth Elective Contributions and then Pre-Tax Elective Contributions. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of, as applicable, the balance in the Participant’s Account attributable to Pre-Tax Elective Contributions or the Participant’s Pre-Tax Elective Contributions for the Plan Year, or the balance in the Participant’s Account attributable to Roth Elective Contributions or the Participant’s Roth Elective Contributions for the Plan Year.

(iii) In the event that a Participant is also a participant in (A) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (B) a simplified employee pension (as defined in Code Section 408(k)), or (C) a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed the limitations of paragraph (i) of this Section 4.2(b) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Elective Contributions under this Plan be reduced by an amount specified by the Participant. Such amount shall then be distributed in the same manner as provided in Section 4.2(b)(ii).

(iv) The Employer may amend or revoke a Participant’s Elective Contribution at any time if the Employer determines that such amendment or revocation is necessary to ensure that a Participant’s Annual Additions for any Plan Year will not exceed the limitations of Section 5.3.

(v) A Participant who will attain age 50 before the end of a Plan Year may make catch-up contributions in accordance with and subject to the limitations of Code Section 414(v) for such Plan Year and for each subsequent Plan Year. Catch-up contributions made in accordance with this paragraph (v) and Code Section 414(v) shall not be taken into account for purposes of the Code Section 402(g) and 415 limitations. Employer Matching Contributions under Section 4.1(b) shall be made with respect to catch-up contributions. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 410(b) or 416 as a result of allowing catch-up contributions to be made in accordance with this paragraph (v) and Code Section 414(v).

(vi) Any Elective Contribution elected by a Participant, or any modification of a previous election, made pursuant to this Section will be implemented as soon as is administratively reasonable after the date the election is received, unless the Participant specifies a later effective date in a manner designated by and acceptable to the Employer and the Committee.

4.3 Disposition of Forfeitures. Any forfeitures that arise for any reason shall be used to fund the Employer’s Matching Contribution, to pay reasonable administrative expenses, as determined by the Committee, or restore the Account of a Participant or Beneficiary pursuant to Section 13.4. Forfeitures must be disposed of no later than the last day of the Plan Year following the Plan Year in which the forfeiture occurs.

4.4 Rollover Amount From Other Plans. An Eligible Employee may, in accordance with applicable legal requirements, including Code Section 402(c), transfer, or have transferred, to the Trust Fund a rollover distribution from another qualified plan, either directly from the qualified plan or from a conduit IRA, a traditional IRA, a 457 plan of a governmental employer or a 403(b) plan, which may include, in accordance with applicable legal requirements, Roth elective deferrals (but only to the extent that the Roth elective deferrals are held in an applicable subaccount for Roth rollovers within the Participant’s Account and are attributable to an applicable retirement plan described in Code Section 402A(e)(1)). The procedures approved by the Committee shall provide that such a transfer may be made only upon satisfying the following conditions:

(a) The transfer occurs on or before the 60th day following the Employee’s receipt of the distribution from a plan which meets the requirements of Code Section 401(a) or 403(a); and

(b) The amount transferred is in cash and is equal to or less than the distribution the Employee received from such plan.

Notwithstanding the foregoing, if an Eligible Employee had deposited a distribution previously received from a plan which met the requirements of Code Section 401(a) into an IRA, he may transfer, or have transferred, the amount of such distribution in cash, plus earnings thereon from the IRA, to this Plan, provided such rollover amount is deposited with the Trustee on or before the 60th day following the Eligible Employee’s receipt thereof from the IRA.

The Committee shall develop such procedures and may require such information from an Eligible Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 4.4. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a subaccount within the Eligible Employee’s Account. Such subaccount within the Account shall be 100% vested in the Eligible Employee and shall share only in Income allocations in accordance with Section 5.2(a). Upon termination of employment, the total amount of the subaccount for rollover contributions within the Participant’s Account shall be distributed in accordance with Article 8.

4.5 Roth In-Plan Conversion. A Participant, Beneficiary, or alternate payee under a qualified domestic relations order may elect to have any part of the portions of his Account which are not “designated Roth Elective Contributions” under the Plan, be considered “designated Roth Elective Contributions” for purposes of the Plan. Any assets converted in such a way shall be separately accounted for, be maintained in such records as are necessary for the proper reporting thereof, and have any distribution constraints described in the Plan applicable to them prior to the conversion continue to apply to them. A “designated Roth Elective Contribution” is any Roth Elective Contributions made to the Plan and any elective contributions made to another plan that would be excludable from a Participant’s income, but for the Participant’s election to designate such contributions as Roth Elective Contributions and include them in income.

4.6 Limitation on Elective Contributions. The Plan is intended to meet the design based safe harbor under Code Section 401(k)(12). In compliance with that provision, the Committee shall provide each eligible Participant with the annual written notice of his rights and obligations under the Plan as provided in Treasury Regulation section 1.401(k)-3(d).

4.7 Construction. This Article is intended to comply with, and shall be construed in all respects, in a manner consistent with the final regulations to Code Sections 401(k) and 401(m).

ARTICLE 5

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

5.1 Individual Accounts. The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner described herein. The maintenance of individual Accounts is solely for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required.

5.2 Account Adjustments. The Accounts of Participants shall be adjusted as follows:

(a) Income. As of each Valuation Date, the Income of each individual investment option within the Trust Fund shall be allocated to the Accounts of Participants and Beneficiaries who have balances in their Accounts invested in such option on the Valuation Date in proportion to the balances in such Accounts invested in such option as of the prior Valuation Date but after first reducing each such Account balance by any distributions or withdrawals from the Accounts invested in such option since the prior Valuation Date, after increasing the balance in each Account invested in such option by the Elective Contributions made to such investment option since the prior Valuation Date. Each valuation shall be based on the fair market value of the assets of each individual investment option within the Trust Fund on the Valuation Date.

(b) Elective Contributions. Elective Contributions as provided under Section 4.2 shall be allocated to such Participant’s Account, as of each Valuation Date.

(c) Employer Matching Contributions. The Employer’s Matching Contributions made on behalf of eligible Participants under Section 4.1(b) shall be allocated in accordance with the provisions of Section 4.1(b).

5.3 Maximum Additions. Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Account of a Participant for any Plan Year shall not exceed the lesser of $55,000 (for 2018) or 100% of the Participant’s 415 Compensation for such Plan Year, except that such $55,000 shall be increased as permitted by Treasury Regulations to reflect cost-of-living adjustments.

If the Annual Additions for a Participant exceed the limitations set forth in the first sentence of this Section 5.3, the Committee shall take action, to the extent necessary to reduce the Annual Additions so as not to exceed such limitations, in accordance with the principles of the IRS’s Employee Plans Compliance Resolution System.

Amounts transferred to any suspense account shall be applied to reduce Employer Matching Contributions to the Plan before any Employer contributions may be made to the Plan for a particular Plan Year.

Notwithstanding the foregoing, the otherwise permissible Annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Code Section 415, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan maintained by the Employer or any of the members of the controlled group of employers of which the Employer is a part.

The above limitations are intended to comply with the provisions of Code Section 415 so that the maximum benefits provided by plans of the Employers shall be exactly equal to the maximum amounts allowed under Code Section 415. If there is any discrepancy between the provisions of this Section 5.3 and the provisions of Code Section 415, the discrepancy shall be resolved in such a way as to give full effect to the provisions of Code Section 415.

5.4 Investment of Contributions. The Trust Fund shall include Designated Investment Alternatives, allowing investment among additional investment alternatives. Under the conditions set forth in the following paragraphs of this Section 5.4, a Participant may direct the Trustee to allocate the investment of all or any portion of the Participant’s Account, and adjustments relating thereto, among the Designated Investment Alternatives.

(a) Designated Investment Alternatives. The portion of the Plan, the assets of which are invested in Designated Investment Alternatives, is intended to constitute a plan described in ERISA Section 404(c), and the fiduciaries of the Plan may be relieved from liability for losses that are the result of investment instructions given by a Participant.

The Plan will offer a broad range of Designated Investment Alternatives so that a Participant can, by allocating his Account that are subject to his direction among those alternatives, materially affect the potential return and degree of risk of his portfolio. At least three of the Designated Investment Alternatives (i) will be diversified; (ii) will have materially different risk and return characteristics; (iii) will, in the aggregate, enable a Participant by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant; and (iv) in combination with each other and with the other Designated Investment Alternatives, will tend, through diversification, to minimize the overall risk of the Participant’s portfolio.

(b) Information about Designated Investment Alternatives. Participants shall be provided with a description of the Designated Investment Alternatives and any information regarding each Designated Investment Alternative that is required to be provided under ERISA Section 404(c).

(c) Investment Instructions. Each Participant may direct investment of the sums in his Account and subject to his direction (as determined in this Section 5.4), or any portion thereof over which he wishes to exercise independent control, among the Designated Investment Alternatives in those percentage increments, and with the frequency (no less frequently than once within any three-month period), from time to time established by the Committee. The Committee will honor the most recent affirmative election by the Participant as new funds are allocated to a Participant’s Account as provided in Section 5.2.

The Committee will not implement instructions that, if carried out, (i) would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975; (ii) would generate income that would be taxable to the Plan; (iii) would contravene the terms of the Plan; (iv) would cause a fiduciary to exercise indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States other than as permitted by ERISA Section 404(b); (v) would jeopardize the Plan’s tax-qualified status under the Code; (vi) could result in a loss in excess of the balance in the Participant’s Account; or (vii) would result directly or indirectly in a loan to the Company or an Affiliate, or in the sale, exchange or lease of property between the Company or an Affiliate and the Plan.

(d) Procedures. The Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection and use of Designated Investment Alternatives, provided that all Participants are treated uniformly.

5.5 Spire Inc. Stock Fund. The Spire Inc. Stock Fund shall be invested by the Trustee in an investment account consisting of Shares; provided however, that the Trustee may establish a reserve as may, from time to time, be determined necessary to maintain liquidity to ensure availability of funds to purchase Shares. The Trustee may also receive and retain in the Spire Inc. Stock Fund any Shares issued as a stock dividend or stock split, or in any other reclassification of Shares, distributed on or in respect of any Shares held in the Spire Inc. Stock Fund (and shall sell any other instrument or property so received which does not give the holder the right to acquire Shares). Contributions to the Spire Inc. Stock Fund shall be applied by the Trustee to purchase Shares as soon as is reasonably possible after the Trustee’s receipt thereof. Shares shall be purchased on the open market at a price not greater than the current market price per share on the New York Stock Exchange on the date of purchase.

5.6 Voting of Shares.

(a) Participants shall be entitled to vote, at any meeting of shareholders of Spire Inc., all full and fractional Shares attributable to their Accounts as shown on the books of the Trustee, as of the record date for determining shareholders entitled to vote at such meeting. Arrangements shall be made for the Trustee to deliver to each Participant a copy of all proxy solicitation materials, before each annual or special meeting of shareholders of Spire Inc., together with a form requesting confidential instructions on how the Shares which such Participant is entitled to vote are to be voted at such meeting. The Trustee shall vote all Shares as to which it has received voting instructions timely received from Participants before the shareholders’ meeting in the manner thus instructed. The Trustee shall not vote any Shares as to which voting instructions have not been timely received from Participants. Voting instructions from individual Participants shall be held by the Trustee in strictest confidence, and neither the name of, nor the voting instructions given by, any individual Participant who chooses to give voting instructions shall be divulged by the Trustee to Spire Inc., the Company or to any director, officer or Employee thereof, or to the Committee, or to any other person.

(b) Each Participant shall be entitled to direct the Trustee with respect to the exercise of all other shareholder rights accruing to Shares in their respective Accounts in the same manner as such Participant may direct the Trustee with respect to voting rights. Participants eligible to direct the exercise of such rights, and the number of Shares (including fractional shares) to which such rights relate shall be based on the Accounts as of the record date for determining shareholders entitled to exercise such rights.

ARTICLE 6

VESTING

6.1 Immediate Vesting. Except as provided in Appendix A, each Participant’s entire Account shall be fully vested and non-forfeitable at all times.

ARTICLE 7

TOP-HEAVY RULES

7.1 Definitions.

(a) The term “Top-Heavy” means, with respect to any Plan Year, that as of the Determination Date:

(i) the ratio of the aggregate of the accounts under the Plan for Key Employees to the aggregate of the accounts under the Plan for all Employees exceeds sixty percent (60%), determined pursuant to Code Section 416(g); or

(ii) the Plan is part of a Top-Heavy Group.

Notwithstanding the preceding, the Plan shall not be Top-Heavy for any Plan Year beginning on or after October 1, 2002 in which the Plan meets the safe-harbor requirements of Code Sections 401(k)(12) and 401(m)(11).

(b) The term “Key Employee” means any Employee who, at any time during the Plan Year, is:

(i) an officer of the Company or an Affiliate having an annual compensation greater than $130,000, as adjusted pursuant to Code Section 416(i)(1) for Plan Years beginning after December 31, 2002;

(ii) a five percent (5%) owner of the Company or an Affiliate; or

(iii) a one percent (1%) owner of the Company or an Affiliate having an annual compensation of more than $150,000.

For purposes of this Article 7, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations or other guidance of general applicability issued thereunder.

(c) The term “Non-Key Employee” means any Participant who is not a Key Employee.

(d) “Top-Heavy Group” means, with respect to any Plan Year, an Aggregation Group where, as of the Determination Date:

(i) the sum of:

(A) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group; and

(B) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group;

(ii) exceeds sixty percent (60%) of a similar sum determined for all Employees.

(e) “Determination Date” with respect to any Plan Year means the last day of the preceding Plan Year.

(f) Aggregation Group shall include each plan of the Company or an Affiliate in which a Key Employee is a Participant, and each other plan of the Company or an Affiliate, which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410. The Company or an Affiliate may treat any plan not required to be included in an Aggregation Group under Code Section 416(g)(2)(A)(i) as being part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan taken into account.

(g) Determination of present values and amounts. This Section 7.1(g) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(i) Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii) Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

7.2 Top-Heavy Effect. In the event the Plan becomes Top-Heavy for any Plan Year, the following special rules shall apply:

(a) The Company shall contribute on behalf of each Non-Key Employee who was an Employee on the last day of the Plan Year an amount which is the lesser of:

(i) three percent (3%) of the Employee’s Compensation during the Plan Year; or

(ii) the percentage at which the total of Company and Employee contributions are made under the Plan for the Key Employee for whom such percentage is highest for the Plan Year.

Such minimum Company contribution amount calculated for Non-Key Employees shall include Matching Contributions under Section 4.1, but shall not include the Non-Key Employees’ contributions made pursuant to Elective Contributions; however, contributions made pursuant to Elective Contributions by Key Employees shall be included in the calculation of the minimum Company contributions. Company Matching Contributions that are used to satisfy the minimum contribution rules of this Section 7.2(a) shall be treated as matching contributions for purposes of the requirements of Code Section 401(m).

This paragraph shall not apply for any Non-Key Employee who is a participant in a defined benefit plan of the Company if such Non-Key Employee receives the Top-Heavy Plan minimum benefit thereunder.

(b) The requirements of Section 7.2(a) above shall not be satisfied unless the Plan meets such requirements without taking into account contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.

(c) No change in the Plan’s benefit structure (including vesting schedules) resulting from a change in the Plan’s Top-Heavy status shall violate the provisions of Code Section 411(a)(10).

ARTICLE 8

BENEFITS

8.1 Distribution on Retirement or for Other Reasons.

(a) A Participant who ceases to be an Employee for any reason (including death, Disability or retirement) shall be entitled to receive (or if he is not then living, his Beneficiary shall be entitled to receive) his entire Account balance, as soon as is administratively feasible; unless the Participant survives such termination of employment, and has elected, subject to the provisions of Section 8.2(d) hereof, to have his entire Account balance remain in, and continue to be subject to, and invested in accordance with, the Plan.

Participant may, subject to the provisions of Section 8.2(d) hereof, elect, upon adequate advance notice to the Trustee, to have his then entire Account balance distributed to him at any time, as soon as administratively feasible after the Trustee receives such notice. Requests for distribution, made before market close, shall be based on the Account balance as of that day’s Valuation Date; requests for distribution, made after market close, shall be based on the Account balance as of the next day’s Valuation Date.

(b) A Participant who ceases to be an Employee shall also receive, on the date of distribution provided for in Section 8.1(a) (or if he is not then living, his Beneficiary shall receive), in addition to his entire Account balance, all amounts which, because of an effective Elective Contribution, had been withheld from such Participant’s Compensation but not yet remitted to the Trustee (and these sums shall be forthwith delivered to the Trustee for distribution in accordance with the provisions of Section 8.1(a)).

(c) Notwithstanding anything to the contrary in this Plan, a Participant who is required under Code Section 401(a)(9) to take a mandatory distribution due to attainment of age seventy and one-half (70 1⁄2) shall receive such distribution in accordance with Section 8.2(d).

(d) If an employer ceases to be a member of the Company’s controlled group of companies, this event constitutes a termination of employment of each Employee of such employer. An individual on a leave of absence granted by an employer in accordance with a uniform and nondiscriminatory leave of absence policy shall be treated as an Employee for this purpose. Transfer of employment from eligible employment to non-eligible employment, or from one controlled group member to another controlled group member, shall not constitute a termination of employment.

(e) If, upon a Participant’s termination of employment, the vested balance of his Account (including any rollover amounts) does not exceed $5,000, his Account shall be distributed as soon as administratively feasible without his consent in accordance with subsections (i) and (ii).

(i) If the vested balance of a Participant’s Account (including any rollover amounts) does not exceed $1,000, he shall receive the entire Account balance in cash in a single lump sum.

(ii) If the vested balance of the Participant’s Account (including any rollover amounts) exceeds $1,000 but does not exceed $5,000 and the Participant does not timely elect a lump sum distribution or Direct Rollover (as defined in Section 8.6), then the Trustee shall pay the vested balance in a Direct Rollover (as defined in Section 8.6) to an IRA designated by the Committee.

8.2 Time And Method Of Distribution

(a) Every distribution shall be made as soon as is administratively feasible after the Committee learns that an event requiring distribution has occurred, and of the identity or identities, and location(s) of the party or parties entitled to such distribution; provided, however, in no event shall a Participant’s Account that at the time of distribution is in excess of $5,000 be distributed without the Participant’s consent. Any subsequent addition to the Account of a Participant who is entitled to receive a total distribution (e.g., because his employment has terminated) shall be distributed as soon as administratively feasible. No distributions may be made for any reason in advance of the time prescribed in Section 8.1 of this Plan.

(b) Distributions of a Participant’s Account shall be made in one or more of the following forms as elected by the Participant or Beneficiary:

(i) Single Lump Sum. A Participant may elect a distribution of his Account in a single, lump sum distribution.

(ii) Installment Payments. A Participant may elect a distribution of all or a portion of his Account in monthly, quarterly, semi-annual, or annual installment payments over a fixed period of years not to exceed his life expectancy. A Participant’s election to receive installment payments will be applied on a pro rata basis from all of the sources in the Participant’s Account. The Committee reserves the authority to set or change the minimum amount permitted to be made in installments. A Participant who elects installments may subsequently elect to change or stop any future installment payments by notifying the Committee in writing.

(iii) Periodic Distribution. A Participant may elect a distribution of a portion of his Account in the form of a periodic lump sum (subject to a $500 minimum distribution) to be made no more than twice each Plan Year. A Participant’s election to receive a periodic distribution will be applied on a pro rata basis from all of the sources in the Participant’s Account. The Committee reserves the authority to set or change the minimum amount permitted to be made in any period payment.

(c) At the election of the Participant, distributions from the Stock Fund shall be made in cash or in Shares. If the Participant shall elect distribution from the Stock Fund in Shares, whole numbers of Shares which are to be distributed shall always be distributed in kind (subject, however, to transfer taxes), but the value of any fractional Share shall always be distributed in cash. Interests in investments other than the Stock Fund shall always be distributed in cash.

(d) Required Minimum Distributions. In any event, distributions shall begin:

(i) except in those cases where the Participant has elected to retain his entire Account balance in the Plan beyond the time when he ceases to be an “Employee” (as described in Section 8.1(a) hereof), no later than the sixtieth (60th) day after the close of the Plan Year in which falls the last to occur of the following dates: (A) the date on which the Participant attains the age of sixty-five (65) years; (B) the tenth (10th) anniversary of the year in which the Participant first became a Participant in this Plan; or (C) the date on which the Participant ceased to be employed in any capacity by the Company; but

(ii) the following provisions of this Section will apply for purposes of determining required minimum distributions under Code Section 401(a)(9) for calendar years after 2002.

(A) General Rules. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirements in Code Section 401(a)(9)(G) and Treas. Reg. Sections 1.409(a)(9)-2 through 1.409(a)(9)-9. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).

(B) Required Beginning Date. The Participant’s entire interest will be distributed, or will begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. The Participant may elect to receive a total distribution of his Participant Account or the minimum distribution required hereunder. Minimum distributions shall be withdrawn from each investment fund/funds in the same proportion as the balance of the investment funds bear to each other.

(C) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then the Participant’s entire interest will be distributed to the surviving spouse by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(2)

If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(3)

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(4)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.2(d)(ii)(C), other than Section 8.2(d)(ii)(C)(1), will apply as if the surviving spouse were the Participant.

For purposes of Sections 8.2(d)(ii)(C), 8.2(d)(ii)(E) and 8.2(d)(ii)(F), unless Section 8.2(d)(ii)(C)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 8.2(d)(ii)(C)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.2(d)(ii)(C)(1).

Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.2(d)(ii)(D), 8.2(d)(ii)(E) and 8.2(d)(ii)(F).

(D) Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this Section 8.2(d)(ii)(D) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(E) Required Minimum Distributions After Participant’s Death on or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(c) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(F) Required Minimum Distributions After Participant’s Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.2(d)(ii)(C)(1), this Section 8.2(d)(ii)(F) will apply as if the surviving spouse were the Participant.

(G) Definitions.

(1) Designated Beneficiary: The individual who is designated as the Beneficiary under Section 8.3 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9)-4.

(2) Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.2(d)(ii)(C). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy: Life expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9.

(4) Participant’s Account balance: The Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date: April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains 70 1⁄2 years of age; and (b) if the Participant is not a five percent (5%) owner, as defined in Code §416(i), the calendar year in which the Participant incurs a termination of employment.

(H) For purposes of this Section 8.2(d)(ii), the calendar year 2009 shall not be a distribution calendar year for any purposes hereunder. Any distribution made during the 2009 calendar year which is treated as an Eligible Rollover Distribution, but which would not have been an Eligible Rollover Distribution if the special waiver of the required minimum distribution rules had not applied, shall not be treated as an eligible rollover distribution for purposes of Code Section 401(a)(31), Code Section 402(f) or Code Section 3405(c).

(e) When a Participant, Beneficiary or alternate payee under a qualified domestic relations order elects to receive a distribution, he or she shall receive a notice as required by Treas. Reg. Section 1.411(a)-11(c) no less than thirty (30) days and no more than ninety (90) days before the date of distribution. If a distribution is one to which Code Section 401(a)(11) and Code Section 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given, provided that:

(i) the Trustee clearly informs the person requesting the distribution that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution and the consequences of the failure to defer receipt of the distribution until normal retirement age, and

(ii) the person requesting distribution, after receiving the notice, affirmatively elects a distribution.

Effective for distributions made in Plan Years beginning on and after October 1, 2009, a non-spouse beneficiary may elect to receive his or her distribution from the Plan in the form of a direct trustee-to-trustee transfer to an eligible retirement plan in accordance with Code Section 402(c)(11).

8.3 Designation of Beneficiary. Designation of a Beneficiary or Beneficiaries under the Plan shall be governed by the following rules:

(a) Designation Procedure. Subject to the provisions of Section 8.3(b), each Participant from time to time may designate any person or persons (who may be designated primarily, contingently or successively, and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits will be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee, will be effective only when filed with the Committee during the Participant’s lifetime, and may include the Participant’s selection of the method of payment of his benefits to the Beneficiary if the Beneficiary is his spouse. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation no matter how effected shall not require the consent of any designated Beneficiary except as provided in Section 8.3(b).

(b) Spousal Consent. No Beneficiary designation shall be effective under the Plan unless the Participant’s spouse consents in writing to such designation, the spouse’s consent acknowledges the effect of such designation, and the spouse’s signature is witnessed by a member of the Committee or a notary public. Notwithstanding the foregoing, spousal consent to a Participant’s Beneficiary designation shall not be required if:

(i) The spouse is designated as the only primary Beneficiary by the Participant; or

(ii) It is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed Treasury Regulations.

(iii) Any consent by a spouse or any determination that the consent is not required pursuant to this Section 8.3(b) shall be effective only with respect to such spouse.

(c) Lack of Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant’s benefits, such Participant’s benefits shall be paid in accordance with the following order of priority:

(i) to the Participant’s spouse, or if there is not one surviving,

(ii) to the Participant’s surviving children, or if there is not one surviving,

(iii) to the Participant’s estate.

8.4 Loans to Participants. The Committee may, at its sole discretion, implement a Participant loan program. The preceding sentence notwithstanding, the Committee is under no obligation to implement a Participant loan program and in the event such a program is implemented, the Committee may terminate such program at any time. Any Participant loan program implemented hereunder shall be prudently administered for the exclusive purpose of providing benefits to the Participants and shall be governed by the following provisions, which are intended to satisfy the requirements of DOL Regulation Section 2550.408b-1.

(a) Administration. The Participant loan program shall be administered by the Committee.

(b) Eligibility. Loans shall be made available to all Participants who are parties in interest (as defined in ERISA Section 3(14)) without regard to race, color, religion, sex, age or national origin.

(c) Loan Application Procedure. Any eligible Participant who desires to borrow money from the Plan must apply for a loan. Such application must specify (i) the name and social security number of the prospective borrower, (ii) the amount of the proposed loan, (iii) an authorization for the repayment of the loan through payroll deductions, (iv) a proposed repayment schedule, and (v) any other information that the Committee deems necessary or appropriate for the processing of the loan application.

(d) Loan Approval. The Committee shall see that loan applications are evaluated in a uniform and nondiscriminatory manner based only on those factors considered in a normal commercial setting by an entity in the business of making similar types of loans. Such factors may include the applicant’s creditworthiness and financial need. Notwithstanding any other provision of this Section 8.4, the Committee shall ensure that loans are available to all Participants on a reasonably equivalent basis and that no aspect of the loan program, including the manner in which loan applications are evaluated, results in discrimination in availability, percentage amount, or terms in favor of Highly Compensated Participants, or in the exclusion of large numbers of Participants from receiving loans under the program. A loan application shall not be approved hereunder if there is good reason to believe that the applicant has no intention of repaying the loan. Action in approving or denying a loan application hereunder shall be final.

(e) Loan Repayment. Each loan made hereunder shall be repaid in equal installments of principal and interest over a period to be determined by the Committee, but such period shall not exceed five years unless the loan proceeds are used to purchase the principal residence of the Participant, in which case the repayment period shall not exceed 10 years. All loan installment payments shall be made through payroll deductions with equal installments made each pay period; provided, however, that such installment payments must be made not less frequently than quarterly. The foregoing notwithstanding, a terminated Participant may continue to make loan installment payments in accordance with procedures established by the Committee. Loan repayments shall be allocated to the Participant’s Account depending on the source of the funds for the loan. If a Participant is on unpaid leave, loan payments may be suspended during the period of leave, and the loan shall be reamortized to ensure timely repayment. Alternatively, the Participant on unpaid leave may continue to make loan payments with the Trustee in accordance with procedures established by the Trustee.

(f) Loan Purpose. The intended use of the loan proceeds shall not be considered by the Committee in determining whether the loan application is to be approved or denied.

(g) Minimum Amount. No loan shall be made hereunder in an amount less than $500 unless the Committee determines that such restriction results in the exclusion of specific Participants from the loan program.

(h) Maximum Number and Amount. A Participant may have no more than two outstanding loans at a given time, including one of which may be used to purchase the principal residence of the Participant. No loan made hereunder shall exceed the lesser of (i) $50,000, reduced by the highest outstanding balance of the Participant’s loans from the Plan during the one-year period ending on the day before the loan is made, or (ii) one-half of the Participant’s nonforfeitable Account balances under the Plan.

(i) Interest Rate. All loans made hereunder shall bear interest at a rate which, at the time the loan is approved or renewed, provides a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances in the same geographic region in which the Plan is administered. In the event that the interest rate charged by the Plan is limited by state usury law at a time when rates charged on similar loans by commercial lenders are not so limited, the Committee shall suspend the granting of loans under the Plan until this situation changes.

(j) Security. All loans made hereunder shall be secured in a manner that reasonably anticipates that the Plan will not suffer a loss of principal and interest in the event of a default in the loan. The Plan shall accept no collateral other than a Participant’s nonforfeitable Account balances under the Plan (but not in excess of one-half of such nonforfeitable Account balances calculated at the time the loan is approved).

(k) Events of Default. A loan will be considered to be in default if payment on the loan is delinquent for more than a full calendar quarter.

(l) Effects of Default. Upon the occurrence of an event of default, as set forth in Section 8.4(1), the Committee shall (i) offset the loan with the portion, if any, of the Participant’s Account pledged as security for the loan, if such benefit is immediately distributable to the Participant under the applicable provisions of the Plan and the Code; and (ii) cause the Participant to be deemed to have received a taxable distribution in accordance with Code Section 72(p). To the extent that the Plan may not foreclose immediately on security held by the Plan upon the occurrence of an event of default, the Committee shall take whatever actions that it deems necessary or appropriate to protect the security pending a foreclosure to prevent a loss of principal or interest from occurring with respect to the loan.

(m) Prohibited Preconditions. No loan made hereunder shall include as a precondition to its granting, either explicit or implied, any agreement by the borrower to benefit any “party in interest” (as defined in ERISA Section 3(14)) other than the borrower.

(n) Directed Investments. Loans that are made under this Section 8.4 shall be considered a directed investment of the Participant.

(o) Expenses. A Participant’s Account may be charged for administrative fees for any loan.

(p) Modifications. The Committee may at any time modify any provision contained in this Section 8.4 governing the administration of the loan program by an amendment to this Section 8.4 or by another written document provided that such modification does not cause any loan to fail to meet the requirements of ERISA Section 408(b)(1).

8.5 Withdrawals During Active Employment.

(a) Hardship. At any time, a Participant may elect to withdraw, in cash, up to an amount equal to his vested Account balance (excluding (i) any earnings attributable to Elective Contributions and (ii) any Matching Contributions and the earnings attributable thereto) as of the Valuation Date preceding date of distribution net of amounts used as collateral for loans under Section 8.4. If a Participant elects a withdrawal, such withdrawal will require the consent of the Committee and such consent shall be given only if, under uniform rules and regulations, the Committee determines that the purpose of the withdrawal is to meet an immediate and heavy financial need of the Participant and the amount of the withdrawal is necessary to satisfy the financial need.

A withdrawal shall be considered necessary to meet an immediate and heavy financial need of the Participant only if it is for:

(i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant’s spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

(ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Code Section 152);

(iv) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

(vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds a percentage of adjusted gross income).

A withdrawal shall be considered to be necessary to satisfy the financial need only if (1) the withdrawal is not in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal) of the Participant, and (2) the Participant has obtained all distributions other than hardship withdrawals and all non-taxable (at the time of the loan) loans currently available under all plans maintained by the Employer. If a withdrawal is made on this basis, the Participant may not make Elective Contributions to the Plan, or to any other plan maintained by the Employer for a period of six months after receipt of the withdrawal.

(b) Age 59 1⁄2. At any time, if he has attained age 59 1⁄2, a Participant may elect to withdraw up to an amount equal to his vested Account balance as of the Valuation Date preceding date of distribution, with all such withdrawals being available without demonstration of financial hardship and without suspension of Elective Contributions, and with all such withdrawals being available to be made in cash.

(c) After-Tax Contribution Withdrawal. To the extent a Participant has a portion of his Account balance attributable to non-Roth after-tax contributions, the Participant may take a withdrawal as described in this Section 8.5(c). At any time, such a Participant may elect to withdraw, in cash, up to an amount equal to his entire Account balance attributable to non-Roth after-tax contributions as of the Valuation Date preceding the date of distribution without demonstration of financial hardship and without suspension of Elective Contributions.

(d) Withdrawal in the Event of Terminal Medical Impairment. For any Participant who had an account in the Alagasco Employee Savings Plan, such Participant who provides such satisfactory evidence as the Committee may reasonably require that the Participant is unable to engage in any substantial gainful activity by reason of a diagnosis of a medically determinable impairment that can be expected to result in death in 12 months or less shall be eligible to elect to withdraw in a single lump sum all or a portion of his vested interest in his Account. Such withdrawal may be made once during the life of the Participant and may be made in a year in which the Member has elected to make any other withdrawal that is available under this Article 8.

(e) Disability Withdrawal. For any Participant who had an account in the Mobile Gas Service Corporation Employee Savings Plan, such Participant who has received disability benefits from the Company’s long-term disability plan for at least one year and is still receiving such benefits may request a disability withdrawal once every six months from any part of his vested Account balance.

(f) Rollover Account. At any time, a Participant may elect to withdraw, in cash, up to an amount equal to his entire Account balance attributable to rollover contributions without demonstration of financial hardship and without suspension of Elective Contributions.

(g) Qualified Reservist Distributions. Participants may elect qualified reservist distributions as permitted under Code Section 401(k)(2)(B)(i)(V). For purposes of the Plan, a “qualified reservist distribution” means any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from amounts attributable to elective contributions to a 401(k) plan; (b) the individual was (by reason of being a member of a reserve component, as defined in Section 101 of title 37 of the United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (c) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

8.6 Rollover Distributions.

(a) Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would limit the election of a Distributee (as defined below) under this Section 8.6, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as defined below) paid directly to an Eligible Retirement Plan (as defined below) specified by the Distributee in a Direct Rollover (as defined below).

(b) Definitions. For purposes of this Section 8.6, the following words shall have the meanings indicated.

(i) Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of the Distributee under a plan (including the Plan) qualifying under Code Section 401(a), except that an Eligible Rollover Distribution does not include the following:

(A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

(D) any hardship distribution;

(E) a deemed distribution resulting from a defaulted loan which is not also an offset distribution; or

(F) any other distributions described in Treas. Reg. Section 1.402(c)-2.

(ii) Eligible Retirement Plan. An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA described in Code Section 408A(b), an annuity plan described in Code Section 403(a), an annuity contract described in Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(iii) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. Furthermore, in accordance with applicable legal requirements, a Distributee includes a non-spouse Beneficiary.

(iv) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE 9

TRUST AGREEMENT AND TRUST FUND

9.1 Trust Agreement. The Company has adopted the Trust Agreement in connection with this Plan. The Trust shall be part of this Plan. The Trustee shall control and manage the assets of this Plan in accordance with the Plan and Trust, and shall hold, invest and reinvest the same, together with the income thereof.

9.2 Exclusive Benefit of Participants and Beneficiaries. Except as provided in Section 9.3, all Employer contributions, when made to the Trust Fund, and all property of the Trust Fund, including income from investments and all other sources, shall be retained for the exclusive benefit of Participants or their Beneficiaries.

9.3 Refunds to Employer. Once contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a contribution:

(a) was made by mistake of fact; or

(b) was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

The permissible refund under (a) must be made within one year from the date the contribution was made to the Plan and under (b) must be made within one year from the date of review of the tax deduction.

ARTICLE 10

FIDUCIARY RESPONSIBILITIES

10.1 Basic Responsibilities. In accordance with ERISA Section 404, any fiduciary under the Plan, whether specifically designated or not, must:

(a) discharge all duties solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing Plan benefits and defraying reasonable administrative expenses;

(b) discharge his responsibilities with the care, skill, prudence and diligence a prudent man would use in similar circumstances;

(c) diversify investments so as to minimize the risk of large losses unless, under the circumstances, it is clearly not prudent to diversify; and

(d) conform with the provisions of the Plan which govern it.

10.2 Ineligible Persons. No person who has been convicted of specified crimes enumerated in ERISA Section 411 will be permitted to serve as an administrator, officer, trustee, custodian, counsel, agent, employee or consultant to the Plan.

10.3 Liability. In addition to other liability a fiduciary may face under ERISA, a fiduciary shall be personally liable for any losses resulting from a manipulation of Plan assets for personal profit, permitting another person to serve the Plan in violation of ERISA Section 411, knowingly participating in or concealing a violation of another fiduciary if he has knowledge of a violation, or if by his own violation he enables another fiduciary to commit a violation.

10.4 Prohibited Transactions. A fiduciary must also refrain from engaging in any non-exempt prohibited transactions as specified in Code Section 4975 or ERISA Section 406.

10.5 Indemnification. The Company shall indemnify each Committee member, as well as any secretary of the Committee who may not be a Committee member, against any liability or loss sustained by reason of any act or failure to act made in good faith, including, but not limited to, those in reliance on certificates, reports, tables, opinions or other communications from the Company, the Employer, agents chosen by the Committee or the Trustee. Such indemnification shall include attorney’s fees and other costs and expenses reasonably incurred in defense of any action brought by reason of any such act or failure to act.

10.6 Insulation of Fiduciary from Liability Losses Resulting from a Participant’s Exercise of Control. This Plan is intended to constitute a plan described by ERISA Section 404(c). According to ERISA Section 404(c), when a Participant exercises control over his own Account by directing investment of his Account as authorized in Section 5.4 of the Plan, the fiduciary may be relieved of liability under Title I, Part 4 of ERISA for any loss that results from such exercise of control.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1 Appointment of Committee.

(a) The Committee shall have responsibility for the administration of the Plan and shall be the Plan Administrator under the Plan within the meaning of ERISA. The members of the Committee shall be appointed from time to time by the Board or by an authorized officer of the Company and shall signify their acceptance in writing. Members of the Committee shall serve at the pleasure of the Company, except that a member may resign at any time. The members of the Committee shall elect a chairman from among themselves. They shall also elect a secretary who may, but need not be, one of the members of the Committee, and who shall be responsible for maintaining minutes of the Committee meetings and copies of any reports prepared by the Committee. No member of the Committee shall receive compensation for his service as a Committee member.

(b) In lieu of appointing a Committee to administer the Plan, the Company may directly perform such function. In such event, the Company shall be the Plan Administrator of the Plan and shall have all of the powers and duties of the Plan Administrator hereunder.

11.2 Meetings. The Committee shall hold meetings upon such notice, and at such place or places, and at such intervals as it may from time to time determine, but not less frequently than once each calendar year.

11.3 Quorum.

(a) A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at the meeting of the Committee (including those participating by means of conference telephone or similar communications equipment), or without a meeting by instrument in writing signed by a majority of the members of the Committee.

(b) A member of the Committee shall be entitled to note his dissent to any action of the Committee either by entry of his dissent in the minutes or by forwarding his written dissent to the secretary of the meeting at or immediately after the meeting. Such a member shall not be liable for any act or failure to act of the Committee with respect to the subject of such dissent.

11.4 Powers, Duties and Responsibilities of the Committee. The Committee shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries and shall have the power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Committee shall be conclusive and binding upon all persons. The Committee may correct any defect, supply any information or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any interpretation or construction shall be made and applied in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be a qualified plan under Code Section 401(a) and comply with ERISA. The Committee shall have such powers and duties as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty to:

(a) determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

(b) make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(c) interpret the Plan and decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated;

(d) compute or cause to be computed the amount of benefit which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

(e) authorize disbursements from the Trust Fund;

(f) employ such advisors (including but not limited to attorneys and independent public accountants) and such other technical and clerical personnel as may be required in the Committee’s discretion for the proper administration of the Plan;

(g) designate, by written instrument maintained in the Company’s files, persons to carry out all or part of the responsibilities of the Committee, such persons to have such authority as may be delegated to them in such instruments;

(h) maintain all necessary records for the administration of the Plan;

(i) prepare and file, or cause to be prepared and filed, all information and reports to the Internal Revenue Service and the DOL, and to supply such information and notices to Participants, Beneficiaries and others as may be required by applicable federal and state law;

(j) assist any Participant regarding his rights, benefits or elections available under the Plan; and

(k) review the activities of any person designated to carry out the powers or duties of the Committee.

11.5 Expenses. The reasonable expenses incident to the operation of the Plan, including the compensation of personnel employed pursuant to Section 11.4(f), may be paid from the Trust Fund, but the Employer, in its discretion, may elect at any time to pay part or all thereof directly. In the absence of such election, or to the extent that expenses exceed those that an Employer has elected to pay, the Trust Fund shall pay all expenses of the operation of the Plan. Any such election shall not bind the Employer as to its right to elect with respect to the same or other expenses at any other time, to have such expenses paid from the Trust Fund.

11.6 Liability of Committee Members. No member of the Committee shall be liable for any act of omission or commission except as expressly provided by ERISA.

11.7 Benefit Claims and Review Procedures.

(a) Claim for Benefits. The Committee shall make all determinations as to the right of any person to a benefit under the Plan. Any Participant, Beneficiary, or the authorized representative of either, may file a request for benefits under the Plan. Such request shall be deemed filed when made in writing addressed or hand-delivered to the Committee in care of the Company.

(b) Time to Give Notice of Benefit Determination.

(i) Disability Benefits. The Committee shall determine the entitlement of each claimant to a benefit because of Disability within a reasonable period of time, but not later than 45 days, after the request is received by the Plan. This 45-day period may be extended for up to 30 days if the Committee determines that such an extension is necessary due to matters beyond the Plan’s control and if the Committee notifies the claimant before the end of the 45-day period of the circumstances requiring the extension and the date by which the Plan expects to render a decision. If, prior to the end of the initial 30-day extension period, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that initial 30-day extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Committee notifies the claimant, prior to the expiration of the initial 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. Any notice of extension shall specifically explain the standards upon which entitlement to a benefit because of Disability is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

(ii) Benefits Other Than Disability Benefits. The Committee shall determine the entitlement of each claimant to any benefit other than a benefit because of Disability within a reasonable period of time, but not later than 90 days, after the request is received by the Plan unless the Committee determines that special circumstances require an extension of time for processing the claim. In such event, written notice of the extension shall be furnished to the claimant prior to the expiration of such 90-day period. In no event may an extension exceed an additional 90 days from the expiration of the end of the initial 90-day period. Any such extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision.

(c) Manner and Content of Notice of Benefit Determination.

(i) Disability Benefits. In the event that a claimant’s request for benefits because of Disability is denied in whole or in part, such claimant shall be furnished with a written notice of the Committee’s decision which sets forth (A) the specific reason or reasons for the adverse determination; (B) reference to the specific Plan provisions upon which the determination is based; (C) a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why any such material or information is necessary; (D) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review; (E) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided, free of charge, to the claimant upon request; and (F) if the adverse determination was based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided, free of charge, upon request.

(ii) Benefits Other Than Disability Benefits. In the event that a claimant’s request for any benefit other than a benefit because of Disability is denied in whole or in part, such claimant shall be furnished with a written notice of the Committee’s decision which sets forth (A) the specific reason or reasons for the adverse determination; (B) reference to the specific Plan provisions upon which the determination is based; (C) a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why any such material or information is necessary; and (D) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

(d) Request for Review of Adverse Benefit Determination.

(i) Disability Benefits. Any claimant whose request for a benefit because of Disability is denied in whole or in part by the Committee shall be entitled to request the Committee to give further consideration to his claim by filing, within 180 days following the claimant’s receipt of notice of the adverse benefit determination, with the Committee (either by himself or through his authorized representative) a written request for a review. The claimant desiring a review may submit written comments, documents, records and other information relating to the claim for benefits, regardless of whether such information was submitted or considered in the initial benefit determination, to the Committee for its consideration; and shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim for benefits. The review shall not afford deference to the initial adverse benefit determination and shall be conducted by the Committee and not by any individual, or his subordinate, who made the initial adverse benefit determination. If the adverse benefit determination was based in whole or in part on a medical judgment, including determination with regard to whether a particular treatment, drug or other item is experimental, investigational, or not medically necessary or appropriate, in conducting the review, the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall not be the individual, or his subordinate, who was consulted in connection with the initial adverse benefit determination. If, in connection with the initial adverse benefit determination, the Plan obtained the advice of medical or vocational experts, the Committee shall identify such experts, regardless of whether such experts’ advice was relied upon in making the initial adverse benefit determination. The Committee, in its sole discretion, may request a meeting to clarify any matters which it deems appropriate.

(ii) Benefits Other Than Disability Benefits. Any claimant whose request for any benefit other than a benefit because of Disability is denied in whole or in part by the Committee shall be entitled to request the Committee to give further consideration to his claim by filing, within 60 days following the claimant’s receipt of notice of the adverse benefit determination, with the Committee (either by himself or through his authorized representative) a written request for a review. The claimant desiring a review may submit written comments, documents, records and other information relating to the claim for benefits, regardless of whether such information was submitted or considered in the initial benefit determination, to the Committee for its consideration; and shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The Committee, in its sole discretion, may request a meeting to clarify any matters which it deems appropriate.

(e) Time to Give Notice of Decision on Review.

(i) Disability Benefits. If a request for review is filed within the time period described in Section 11.7(d)(1), the Committee shall promptly consider such request in accordance with Section 11.7(d)(1) and shall render its decision within a reasonable period of time, but not later than 45 days, after the Plan’s receipt of the request for review, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(ii) Benefits Other Than Disability Benefits. Except as provided in the following paragraph, if a request for review is filed within the time period described in Section 11.7(d)(2), the Committee shall promptly consider such request in accordance Section 11.7(d)(2) and shall render its decision within a reasonable period of time, but not later than 60 days, after the Plan’s receipt of the request for review, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

In the event that at the time such a request for review is filed, the Committee has established a practice of holding regularly scheduled meetings on at least a quarterly basis, such decision shall be made at the next ensuing regular meeting unless the request for review is filed within 30 days preceding the date of such meeting. In such event, a decision may be made by the Committee no later than the date of the second ensuing regularly scheduled meeting following the receipt of the request for review, unless special circumstances require a further extension of time for processing. If special circumstances (such as the need to hold a hearing) require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the receipt of the request for review. If special circumstances require an extension, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Committee shall notify the claimant, in accordance with Section 11.7(f)(2), of the benefit determination as soon as possible but no later than five days after the benefit determination is made.

(f) Manner and Content of Notice of Decision on Review.

(i) Disability Benefits. The claimant shall be furnished with a written notice of the Committee’s benefit determination on review, within the time periods set forth in Section 11.7(e)(1), which sets forth (A) the specific reason or reasons for adverse determination; (B) reference to the specific Plan provisions upon which the determination is based; (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to his claim; (D) statement of the claimant’s right to bring a civil action under ERISA Section 502(a); (E) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request; (F) if the adverse benefit determination was based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and (G) the following statement: “You and your plan may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency.”

(ii) Benefits Other Than Disability Benefits. The claimant shall be furnished with a written notice of the Committee’s benefit determination on review, within the time periods set forth in Section 11.7(e)(2), which sets forth (A) the specific reason or reasons for adverse determination; (B) reference to the specific Plan provisions upon which the determination is based; (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his claim; and (D) and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

11.8 Reliance on Reports and Certificates. The Committee shall be entitled to rely conclusively upon all valuations, certificates, opinions and reports which may be furnished by an accountant, counsel, the Company, the Employer or other person who is employed or engaged for such purposes.

11.9 Committee Member’s Own Benefits. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own benefits under the Plan.

ARTICLE 12

AMENDMENT OR TERMINATION

12.1 Amendment or Termination. The Company hopes and expects to continue the Plan indefinitely. Nevertheless, the Company reserves the right to terminate, modify, alter or amend the Plan, including the right to amend the Plan to ensure its continued qualification under applicable law. No amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than the exclusive benefit of Participants or their Beneficiaries. A modification, alteration or amendment of the Plan may affect present and future Employees or Participants, but may not reduce the Account of any Participant. The computation of a Participant’s nonforfeitable percentage of his interest under the Plan shall not be reduced as the result of any direct or indirect amendment to a vesting schedule under the Plan.

12.2 Mergers, Consolidations and Transfers. The Plan shall not be automatically terminated upon the Company’s acquisition by and/or merger into any other company, but the Plan shall be continued after such merger provided the successor company agrees to continue the Plan. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

The merger or consolidation with, or transfer of assets and liabilities to, any other qualified plan shall be permitted only if the benefit each Plan Participant would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.

12.3 Discontinuance of Contributions. The agreement to make contributions to the Plan may be terminated at any time by a resolution adopted by the Board or authorized officer of the Company.

12.4 Vesting Upon Termination, Partial Termination or Discontinuance of Contributions. In the event of termination or partial termination of the Plan, or in the event of a permanent discontinuance of contributions to the Plan by the Employer, the Accounts of all affected Participants as of the date of such termination, partial termination or discontinuance shall become 100% vested and nonforfeitable. Upon such event, the assets of the Trust shall otherwise be held and administered by the Trustee for the benefit of the Participants in the same manner and with the same powers, rights, duties and privileges herein prescribed until the Trust has been fully distributed pursuant to the provisions of Article 8.

12.5 Option To Distribute Assets. The Company may, at the time of terminating its agreement to make contributions hereunder, or at any time thereafter, direct the Trustee to distribute all of the assets of the Plan attributable to the Participants and Beneficiaries of such Employer at the time given in the Company’s direction to the Trustee.

ARTICLE 13

GENERAL PROVISIONS

13.1 No Guarantee of Employment. The Plan shall not be deemed to constitute a contract between the Employer and any Employee or to be consideration or inducement for the employment of any Employee by the Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge the Employee at any time.

13.2 Payments to Minors and Incompetents. If the Committee determines that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability or because he is a minor, the Committee shall have the authority to cause the payments to be made to such person’s guardian or legal representative without responsibility of the Committee, the Employer or the Trustee to see to the application of such payments. Payments made pursuant to such authority shall operate as a complete discharge of the obligations of the Committee, the Employer, the Trustee and the Trust.

13.3 Non-Alienation of Benefits. Except as provided in Section 8.4 and except with respect to federal income tax withholding, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, encumbrance, charge, execution, levy, or pledge of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, garnish, encumber, charge, or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Notwithstanding the preceding paragraph, the Committee may direct the Trustee to comply with a qualified domestic relations order that satisfies the requirements of Code Section 414(p), and any provision of the Plan to the contrary notwithstanding, as permitted by Treas. Reg. Section 1.401(a)-13(g)(3), distributions from the Plan to an alternate payee under such an order may be made as soon as administratively feasible following the date on which a judgment, decree or order is determined to be a qualified domestic relations order. Following such determination, to the extent that a distribution is not immediately made to the alternate payee, the Committee shall establish an account in the name of the alternate payee for the interest set aside to the alternate payee, and shall permit the alternate payee to direct the investment of the alternate payee’s account to the extent permitted under the provisions of Section 5.4.

13.4 Evidence of Survivor. If the Committee or the Trustee with the assistance of the Committee cannot make payment of any amount to a Participant or Beneficiary within five years after such amount becomes payable because the identity or whereabouts of such Participant or Beneficiary cannot be ascertained, the Committee, at the end of such five-year period, may direct that all unpaid amounts which would have been payable to such Participant or Beneficiary be treated as a Forfeiture as provided for in Section 4.3. In the event such Participant or Beneficiary is located subsequent to the Forfeiture, his benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary.

13.5 Governing Law. The provisions of the Plan shall be construed and enforced according to the laws of the State of Missouri, to the extent not preempted by applicable federal law.

13.6 Uniform Administration. Whenever in the administration of the Plan any action by the Company, an Employer or the Committee is required with respect to the eligibility or classification of Employees or the determination or payment of benefits, such action shall be uniformly applied to all persons similarly situated.

13.7 Source of Payments. Benefits under this Plan shall be payable only out of the Trust, and an Employer shall not have any legal obligation, responsibility or liability to make any direct payment of benefits due under the Plan. None of the Company, the Employer nor the Trustee makes any guarantee to Participants or Beneficiaries against the loss or depreciation in the value of the Trust or guarantees the payment of any benefits hereunder. No person shall have any right under the Plan with respect to the Trust, or against the Trustee, the Company, an Employer, the Committee, or any employee, director or member of the Trustee, the Company, an Employer or the Committee, except as specifically provided herein.

13.8 Construction. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply. Words in the plural shall be read and construed as though used in the singular in all cases where they would so apply.

13.9 Military Leave Benefits. Effective for Plan Years beginning after December 31, 2008, the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on a differential wage payment (as described in Code Section 3401(h)(2)). The preceding sentence shall apply only if all Employees who are performing service in the uniformed services as described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms. In addition, (i) an individual performing service in the uniformed services for a period of more than thirty (30) days who is receiving a differential wage payment from the Company shall be treated as an Employee of such Company; and (ii) the differential wage payment shall be treated as Compensation. Notwithstanding the preceding sentence, a Participant shall be treated as having experienced a severance from service (as described in Section 5.3) during any period such Participant is performing service in the uniformed services. In the event a Participant elects to receive a distribution by reason of a severance from service pursuant to this paragraph, such Participant may not make Elective Contributions during the six (6) month period beginning on the date of the distribution.

If a Participant dies while performing qualified military service on or after January 1, 2007, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then experienced a severance from service (as described in Section 5.3) on account of death.

ARTICLE 14

SUBSIDIARIES

14.1 Termination of Participation by Other Employers. Any participating Employer other than the Company may withdraw from the Plan and Trust at any time without affecting any other Employer not withdrawing by complying with the provisions of Section 14.2. In addition, the Company may, in its absolute discretion, terminate any Employer’s participation in the Plan at any time when, in the Company’s judgment, such Employer is failing or refusing to discharge its obligations under the Plan.

14.2 Termination Rights of Other Employers. Any Employer other than the Company shall have the right, by action of its board of directors or authorized officer(s), to terminate this Plan at any time insofar as it relates to its own Employees; and from and after any such termination, the rights of all Participants who are Employees of such Employer shall be nonforfeitable. Any such action shall be evidenced by written instrument executed in the name of the terminating Employer under its corporate seal by its proper officer or officers thereunto duly authorized and shall be effective upon delivery by such Employer of an executed copy of such instrument to the Company and to the Trustee. The rights of the Company to terminate this Plan are provided for in Article 12.

ARTICLE 15

STOCK FUND

15.1 Establishment of ESOP. The balances in the Stock Fund constitute an employee stock ownership plan (ESOP) that is established as a component of the Plan to meet the requirements of Code Section 4975(e)(7). The Stock Fund will be invested primarily in “qualifying employer securities” (as defined in Code Section 409(l)) in accordance with Treas. Reg. Section 54.4975-11(b). This ESOP component of the Plan is segregated as a stock bonus plan as defined in Treas. Reg. Section 1.401-1(b)(1)(iii). This Article 15 is effective notwithstanding any other provision of the Plan to the contrary or to the extent that the implementation of any such other provision of the Plan would violate or otherwise limit the effect of this Article. The provisions of this Article 15 also apply to a Beneficiary if the Beneficiary has become entitled to the Participant’s Account in accordance with the Plan provisions.

15.2 Payment of Dividends. A Participant shall have the right to elect to receive dividends with respect to Shares credited to such Participant’s Stock Fund account paid in cash directly to the Participant. A Participant must make an election to receive dividends in cash in accordance with the Committee’s established procedures. The Committee shall designate the times and effective dates for such elections; provided that, a Participant must be given a reasonable opportunity before a dividend is paid or distributed in which to make the election, and a Participant must have a reasonable opportunity to change a dividend election at least annually. An election to receive dividends in cash shall remain in effect until changed by the Participant. Dividends not paid in cash to the Participant shall be reinvested in accordance with Article 5. Dividend payments to be made in cash will be paid directly by the Trustee to the Participant. Such dividend payments shall be made within 90 days after the close of the Plan Year after the Trustee’s receipt of the dividend payments.

15.3 Put Option.

(a) At such times as the Shares are not readily tradable on an established market at the time of distribution of a Participant’s Stock Fund account, the Company shall issue a put option to each Participant receiving a distribution of Shares from the Plan. The put option shall permit the Participant to sell such Shares under a fair valuation formula during the 60 consecutive day period following the date the Shares were distributed to the Participant, at which time the put option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse occurs, an independent appraiser (meeting requirements similar to the requirements of Code Section 170(a)(1)) shall determine the value of the Shares, and the Trustee shall notify each Participant who received a distribution but did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the Shares. The time during which the put option may be exercised shall recommence on the date such notice of revaluation is given and shall permanently terminate 60 days thereafter.

(b) The Trustee may, in its discretion and with the consent of the Company, cause the Trust to assume the rights and obligations of the Company at the time the put option is exercised, insofar as the repurchase of Shares is concerned. The period during which the put option is exercisable shall not include any period during which the holder is unable to exercise such put option because the Company is prohibited from honoring it by federal and state law. The Company or the Trustee, as the case may be, must pay for Shares sold pursuant to a put option no less rapidly than under one of the following two methods, as applicable:

(i) If a put option is exercised with respect to Shares distributed as part of a total distribution (that is, a distribution of a Participant’s or Beneficiary’s account balance within one taxable year), then payment shall be made in substantially equal periodic payments (not less frequently than annually) commencing within 30 days for the date of the exercise of the put option and over a period not exceeding 5 years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments.

(ii) If a put option is exercised with respect to Shares distributed as part of an installment distribution, then the payment for such Shares shall be made in a lump sum no later than 30 days after such Participant or Beneficiary exercises the put option.

15.4 Share Legend. Shares held in Stock Fund accounts or distributed by the Trustee from Stock Fund accounts may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

15.5 Valuation. The fair market value of Shares and all other Plan assets shall be determined as of each Valuation Date. In the case of a transaction between the Plan and a disqualified person, as defined in Code Section 4975 and the regulations promulgated thereunder, valuation shall be made as of the date of the transaction. If the Shares are not readily tradable on an established securities market, the fair market value shall be determined by an independent appraiser within the meaning of Code Section 401(a)(28)(C).

15.6 No Other Puts or Calls, Etc. Except as provided in this Article 15 or as otherwise required by applicable law, no Shares acquired with the proceeds of any Share Purchase Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan. The Plan shall not obligate itself to acquire Shares from a particular security holder at an indefinite time upon the happening of an event such as the death of a shareholder.

15.7 Nonterminable Rights. The provisions of this Article 15 shall continue to be applicable to Shares even if the Plan ceases to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7) or even if all Share Purchase Loans have been repaid.

Sections 15.8 through 15.14 contain provisions required to qualify the Stock Fund as a plan described in Code Section 4975(e)(7). So long as (a) an Employer or another lender does not extend credit to the Plan, (b) there is no sale of employer securities to the Plan in a tax-free rollover transaction described in Code Section 1042 (which does not apply to publicly-traded stock), and (c) Participants are entitled to receive distribution of their Stock Fund accounts as soon as administratively feasible after termination of employment, the provisions of Sections 15.8 through 15.14, inclusive, will not have any operative effect.

15.8 Commencement of Distributions. Any contrary provision of this Plan notwithstanding, if a Participant elects that the special distribution provisions of this Section applies, the portion of his vested Account attributable to Shares credited to his Account shall be distributed no later than as follows:

(a) Such portion shall be paid in substantially equal periodic payments (not less frequently than annually) over a period not longer than 5 years, or, if the value of such accounts exceeds $1,105,000 (for 2018) (or such greater amount as may be in effect under Code Section 409(o)(1)(C)), 5 years plus one additional year (but not more than 5 additional years) for each $220,000 (for 2018) (or such greater amount as may be in effect under Code Section 409(o)(1)(C) or fraction thereof by which the value of such accounts exceeds $1,105,000 (for 2018) (or such greater amount as may be in effect under Code Section 409(o)(1)(C)).

(b) Except as provided below, payments under (a) shall commence not later than one year after the end of the following:

(i) In the case of a Participant whose employment terminates after he or she attains age 65, or at any age by reason of death or permanent disability, the Plan Year in which his or her employment terminates.

(ii) In the case of a Participant whose employment terminates under circumstances not described in (i), the 5th Plan Year following the year in which his or her employment terminates, provided that this subsection shall not apply if the Participant is reemployed before the end of such 5th Plan Year.

Commencement prior to the date on which a Participant attains Normal Retirement Age shall be subject to the Participant’s consent in accordance with Article 8, and, if a Participant does not consent, commencement shall occur as soon as practicable after the Participant attains age 65.

15.9 Nonallocation Provision. Notwithstanding any other provision of this Plan, no portion of the assets of the Plan attributable to Shares acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly during a Nonallocation Period to:

(a) Any Employee who sells Shares to the Plan in a transaction to Code Section 1042 applies;

(b) Any individual who is related to such an Employee within the meaning of Code Section 267(b), except as otherwise provided by Code Section 409(n)(3)(A); and

(c) Any other individual owning (either directly or indirectly) more than 25% of (i) any class of outstanding stock of the Company, or any corporation which is a member of the same controlled group of corporations within the meaning of Code Section 409(l)(4), or (ii) the total value of any class of outstanding stock of such corporation. For purposes of the preceding sentence, an individual shall be treated as 25% shareholder (A) at any time during the one-year period ending on the date of the sale to which Code Section 1042 applies or (B) on the dates as of which any Shares sold to the Plan on a transaction to which Code Section 1042 applies are allocated to the accounts of Participants. In the event the individual’s situation is described in item (A) of the preceding sentence, such individual shall continue to be treated as a 25% shareholder until all of the Shares acquired by the Plan in a transaction to which Code Section 1042 applies have been allocated. If, however, an individual first becomes a 25% shareholder at such time as described in item (B) above, such an individual shall only be treated as a 25% shareholder with respect to those Shares acquired in a transaction to which Code Section 1042 applies which are allocated as of the date or dates on which an individual is a 25% shareholder.

The Nonallocation Period is the period beginning on the date of the sale and ending on the date that is 10 years after the later of the date of the sale of the Shares to the Plan in a transaction to which Code Section 1042 applies, or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such a sale.

15.10 Share Purchase Loans. At the direction of the Committee, the Trustee may from time to time enter into a Share Purchase Loan with a disqualified person or which is guaranteed by a disqualified person for the purpose of acquiring Shares or repaying all or any portion of any outstanding Share Purchase Loan. The terms of any Share Purchase Loan shall be subject to the conditions and restrictions set forth herein and shall satisfy the provisions of Treas. Reg. Section 54.4975-7(b). A Share Purchase Loan shall be for the primary benefit of Participants and their Beneficiaries. Shares acquired with the proceeds of a Share Purchase Loan shall be credited to a “Loan Suspense Account” until released in accordance with the following Section. All loans that are incurred as part of an integrated transaction shall be treated as a single Share Purchase Loan for all purposes of the Plan.

A Share Purchase Loan shall be for a specific term and shall not be payable upon demand of any person, except in the event of default.

A Share Purchase Loan must be without recourse against the Plan. The only assets of the Plan that may be given as collateral on a Share Purchase Loan are the Shares that were acquired with the proceeds of such loan or those Shares that were used as collateral on a prior Share Purchase Loan repaid with the proceeds of such loan. No person entitled to payment under a Share Purchase Loan shall have the right to assets of the Plan other than (a) collateral given for the loan, (b) contributions (other than Shares) made under the Plan to meet its obligations under the loan, and (c) earnings attributable to such collateral and the investment of such contributions. Payments made with respect to a Share Purchase Loan by the Plan during the Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. Such contributions and earnings must be accounted for separately by the Plan until the loan is repaid.

In the event of a default upon a Share Purchase Loan, the value of Plan assets transferred in satisfaction of such loan shall not exceed the amount of the default. If the lender on the Share Purchase Loan is a disqualified person (as defined in Code Section 4975(e)(2)), the Share Purchase Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

The interest rate of a Share Purchase Loan must not be in excess of a reasonable rate of interest and the interest rate and price of the Shares acquired with the proceeds of the Share Purchase Loan shall not be such that Plan assets may be drained off.

15.11 Release from Loan Suspense Account. Subject to the following provisions of this Section, for each Plan Year throughout the duration of a Share Purchase Loan, a portion of the Shares acquired with the proceeds of such Share Purchase Loan shall be withdrawn from the Loan Suspense Account and allocated to Participants’ Stock Fund accounts in accordance with the provisions of this Article.

As of the last day of each Plan Year, the number of Shares that shall be released from the Loan Suspense Account shall be equal to the product of the number of Shares that are then held in the Loan Suspense Account multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the related Share Purchase Loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on the related Share Purchase Loan for that Plan Year and for all future years. For purposes of determining the denominator of the fraction described in the preceding sentence for any Plan Year, if the interest rate under the Share Purchase Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of that Plan Year. Notwithstanding the foregoing provisions of this Section, the number of Shares attributable to a Share Purchase Loan that are withdrawn from the Loan Suspense Account shall be proportionate to principal payments only, if:

(a) Such release is consistent with the provisions of the Share Purchase Loan with respect to the release of Shares as collateral, if any, for such loan;

(b) The Share Purchase Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years;

(c) Interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

(d) The term of the Share Purchase Loan, together with any renewal, extension or refinancing thereof, does not exceed 10 years.

In the event that more than one Share Purchase Loan is outstanding at any time, the number of Shares that is released from encumbrance at any time under this paragraph shall be based solely on the repayment of the Share Purchase Loan to which such Shares are attributable.

15.12 Use of Loan Proceeds and Dividends. The proceeds of a Share Purchase Loan shall be used within a reasonable time after receipt to acquire Shares or to repay all or any portion of such Share Purchase Loan or any outstanding Share Purchase Loan. Cash dividends with respect to Shares acquired with the proceeds of a Share Purchase Loan that are not allocated to Participants’ stock accounts, and earnings thereon, shall, at the direction of the Committee, be used to make payments on such Share Purchase Loan. Such cash dividends, and earnings thereon, that are not applied to make payments on Share Purchase Loans in accordance with the foregoing provisions of this Section shall be invested in the Spire Inc. Stock Fund.

15.13 Allocation of Shares Released From Suspense Account. Participants’ accounts shall be adjusted for dividends paid on Spire Inc. Stock, as follows:

(a) Dividends Used to Repay Share Purchase Loans and Attributable to Allocated Shares. As of the last day of the Plan Year, Shares released from the Loan Suspense Account that year by reason of dividends paid with respect to Shares allocated to Participants’ stock accounts, if any, shall be allocated among and credited to the accounts of Participants, pro rata, according to the number of Shares held in such accounts on the date the dividends are paid. The Shares so allocated shall have a fair market value as of the date allocated equal to such dividends (the “Dividend Replacement Value”), and if the shares initially allocated in accordance with the immediately preceding sentence do not have a fair market value at least equal to the Dividend Replacement Value, then additional Shares shall be allocated to Participants’ stock accounts until the fair market value of the total number of shares allocated under this subsection (a) equals the Dividend Replacement Value. Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan shall be used first for this purpose and, to the extent that additional Shares are required, Shares contributed by the employer or acquired with employer contributions (other than employer contributions used to make payments of principal and interest on Share Purchase Loans) during such Plan Year shall be applied for such purpose. Dividends paid with respect to Shares allocated to Participants’ accounts that are used to repay a Share Purchase Loan shall be charged to the accounts pro rata, according to the number of Shares held in the accounts of such Participants on the date the dividends are paid.

(b) Dividends Used to Repay Share Purchase Loans and Attributable to Unallocated Shares. Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan (reduced by any such Shares required to be allocated under subsection (a) above) shall be allocated to the accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion.

(c) Other Amounts Used to Repay Share Purchase Loans. Shares released from the Loan Suspense Account during the Plan Year by reason of the use of contributions and earnings thereon to make payments of principal and interest on a Share Purchase Loan (reduced by any such shares required to be allocated under subsection (a) above) shall be allocated to the Participants’ accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion. For this purpose, Shares released from the Loan Suspense Account after the end of a Plan Year on account of payments on a Share Purchase Loan with contributions for such Plan Year, but that were made after the end of such Plan Year, shall be deemed to have been released on the last day of such Plan Year.

15.14 Separate Accounting for Multiple Loans. The Committee shall establish recordkeeping procedures and maintain such Participant subaccounts or other records as are necessary to determine which Shares were acquired with the proceeds of each Share Purchase Loan or were acquired other than with the proceeds of a Share Purchase Loan for purposes of complying with the terms of the Plan, including its terms relating to the use of dividends on Shares, the release of Shares from the Loan Suspense Account and the distribution of Shares acquired with the proceeds of a Share Purchase Loan.

IN WITNESS WHEREOF, the Company has caused this restatement to be executed the 27th day of December, 2017.

SPIRE SERVICES INC.

By	:/s/ Gerard Gorla
Name: Gerard Gorla
Title: Authorized Signer

SPIRE MISSOURI INC.

By	:/s/ Gerard Gorla
Name: Gerard Gorla
Title: Vice President, Human Resources

APPENDIX A

VESTING

This Appendix A contains any vesting provisions from the Merged Plans that will continue to apply to Participants.

1. For Participants who had an Account in The Laclede Gas Company Salary Deferral Savings Plan, the following vesting schedule shall continue to apply to any relevant portion of the Participant’s Account:

In the case of a Participant who was a non-union employee participant with an account in the Southern Union Company LDC Savings Plan that was merged into The Laclede Gas Company Salary Deferral Savings Plan effective as of the close of March 31, 2014 (“Merged MGE Plan Account”) and was not actively employed by the Southern Union Company or an affiliate of the Southern Union Company as of January 1, 2013 (for any reason other than death or termination of employment after attaining age 65), the portion of such Participant’s Account under this Plan attributable to MGE Matching Contributions and MGE Retirement Power Contributions (as defined under The Laclede Gas Company Salary Deferral Savings Plan) shall be vested as follows:

Years of Vesting Service	Vested (Nonforfeitable) Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

For purposes of determining “Years of Vesting Service” an Employee shall receive credit for the period of such Employee’s employment with the Company and Affiliates, determined as follows:

(a) Vesting Service shall be determined in completed full years and fractions of a year in excess of completed full years.

(b) An Employee shall receive credit for Vesting Service from his or her date of hire by the Company or an Affiliate to his or her Severance from Service.

(c) If an Employee who has had a Severance from Service is subsequently reemployed as an Employee:

(i) If the Employee is reemployed before 12 months have elapsed since the Employee’s Severance from Service, the Vesting Service the Employee had at such Severance from Service shall be reinstated upon the Employee’s reemployment and the Employee shall receive credit for Vesting Service for the period between the Severance from Service and reemployment.

(ii) Except as provided in paragraphs (iii) and (iv) below, if the Employee is reemployed after 12 months have elapsed since the Employee’s Severance from Service, all Vesting Service credited to an Employee before the Severance from Service shall be credited to the Employee upon reemployment, but the Employee shall not receive credit for Vesting Service for the period between such Severance from Service and reemployment.

(iii) If the Employee was not vested as to any part of his or her benefits under the Plan at the time of such Severance from Service, and the Period of Severance of the Employee equals or exceeds five years, years of Vesting Service completed before such Severance from Service shall be disregarded completely.

(iv) If the Period of Severance of the Employee equals or exceeds five years, years of Vesting Service completed after the Severance from Service, if any, shall be disregarded for purposes of determining the nonforfeitable percentage of his or her benefits which accrued on or before the Employee’s Severance from Service.

A Severance from Service shall occur on the earlier of (x) and (y) below:

(x) The date on which an Employee quits, retires, is discharged, or dies.

(y) The first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Company and Affiliates for any reason other than quit, retirement, discharge, or death, such as vacation, holiday, sickness, leave of absence, or layoff; provided, however, absence for permanent disability shall not cause a Severance from Service.

A Period of Severance means the period of time commencing on the Severance from Service date and ending on the date on which the Employee again performs duties for the Company or an Affiliate for which the Employee is paid or entitled to payment by the Company or Affiliate. If an Employee has a Severance from Service and then performs duties for the Company or an Affiliate for which the Employee is paid or entitled to payment by the Company or Affiliate within the twelve (12) consecutive month period beginning on the Severance from Service date, the Period of Severance shall be considered a period of Vesting Service. It is not a Severance from Service if the Employee is absent from employment for voluntary or involuntary qualified military service as defined in Code Section 414(u); provided that the Employee returns to the employ of the Company or other Affiliate within the period required under the law pertaining to veterans’ reemployment rights. Likewise, for determining a Severance from Service the first period of severance shall be ignored to the extent that such a Period of Severance is attributable to maternity or paternity leave. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

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